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                                  EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement
(Form S-8) dated November 4, 1997 pertaining to the Paragon Health Network, Inc. Long-Term Incentive Plan; Grancare, Inc. 401(K) Savings Plan; Grancare, Inc. 1996 Stock Incentive Plan; Grancare, Inc. 1996, Replacement Stock Option Plan; and Grancare, Inc. Outside Directors' Stock Incentive Plan of our report dated November 25, 1996, with respect to the consolidated financial statements and schedule of Living Centers of America, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
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Houston, Texas
November 4, 1997